Exhibit 10.3

SECURITIES ESCROW AND PLEDGE AGREEMENT

This SECURITIES ESCROW AND PLEDGE AGREEMENT (this “Agreement”), dated as of January 5, 2010, is entered into by and among Link Resources, Inc., a Nevada corporation (the “Company”), Euro Pacific Capital, Inc., as representative of the Investors (the “Investor Representative”), Glory Period Limited, a company organized in the British Virgin Islands (the “Principal Stockholder”), and Escrow, LLC (the “Escrow Agent”). Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement (as defined below).

WHEREAS, concurrently with the execution hereof, the Company is consummating a private placement transaction with certain accredited investors (the “Investors”), whereby the Company will issue units, with each unit consisting of: (i) an eight (8%) percent senior convertible promissory note (the “Notes”) of the Company in the aggregate principal amount of $2.00, which Notes shall be convertible into shares of the Company’s common stock, par value $0.001 per share (together with any securities into which such shares may be reclassified, the “Common Stock”) and (ii) a common stock purchase warrant to purchase one (1) share of Common Stock  (the “Financing Transaction”);

WHEREAS, in connection with the Financing Transaction, the Company has entered into a Securities Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), by and among the Company and the Investors;

WHEREAS, in order to provide security to the Investors in the event of an occurrence of an Event of Default (as defined in the Notes) under the Notes , the Principal Stockholder has agreed to pledge and deposit stock certificate(s) representing 1,000,000 shares of Common Stock (the “Escrow Shares”) into escrow for the benefit of the Investors; and

WHEREAS, the Company and the Investor Representative (acting as the lawful agent and attorney-in-fact of the Investors) have requested that the Escrow Agent hold the Escrow Shares on the terms and conditions set forth in this Agreement and the Escrow Agent has agreed to act as escrow agent pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I.
TERMS OF THE ESCROW

Section 1.01         Appointment of Escrow Agent.  The parties hereby agree to appoint the Escrow Agent as escrow agent to act in accordance with the terms and conditions set forth in this Agreement, and Escrow Agent hereby accepts such appointment and agrees to act in accordance with such terms and conditions.

Section 1.02          Establishment of Escrow Account.

(a)           Upon the execution of this Agreement, the Principal Stockholder shall, as a pledge of securities, deposit the Escrow Agent a certificate or certificates representing the Escrow Shares, together with duly executed stock powers or other appropriate transfer documents executed in blank by the Principal Stockholder (such certificates and such transfer documents, collectively, the “Escrow Materials”).  The Escrow Agent shall hold the Escrow Materials and distribute the same as contemplated by this Agreement.

(b)           The Principal Stockholder and the Investor Representative (as the lawful agent and attorney-in-fact of the Investors) hereby agree that the deposit by the Principal Stockholder of the Escrow Materials with the Escrow Agent on the terms and conditions set forth herein is intended to be a bona fide pledge of securities by an affiliate of the Company for the benefit of the Investors (as pledgees), in each case within the meaning of and as contemplated by Rule 144(d)(3)(iv) promulgated by the Securities and Exchange Commission.

Section 1.03          Release of Escrow Shares.

(a)           Release Upon an Event of Default.  Upon and anytime after the occurrence of an Event of Default (following the expiration of applicable cure periods, as the case may be, as provided for in the Notes), and provided that the Investors have incurred damages as a result of the occurrence of such Event of Default, the Investor Representative shall have the right to provide written notice of such Event of Default (the “Default Notice”) to the Escrow Agent, with copies to the Principal Stockholder and the Company.  The Default Notice shall contain a written description of: (i) the specific Event of Default(s) which occurred and (ii) a recitation of the damages incurred by the Investors as a result thereof.  As soon as is practicable after receipt of the Default Notice, the Escrow Agent shall deliver to the Investor Representative the Escrow Materials held by the Escrow Agent hereunder.  Upon receipt of the Escrow Materials, the Investor Representative shall have the right to distribute the Escrow Shares to the Investors then holding Notes based on their pro rata participation in the Financing Transaction, provided that any such distribution shall be undertaken in full compliance with all applicable federal, state or foreign laws, rules and regulations.  The Investor Representative shall indemnify and hold harmless the Company, the Principal Stockholder and their respective affiliates from and against (and shall pay for, on demand, the cost of) all claims, damages, costs, fees and expenses incurred by them as a result of the failure by the Investor Representative to distribute the Escrow Shares in compliance with applicable federal, state or foreign laws, rules and regulations.

(b)           Release and Termination Upon Payment or Conversion.  Upon the earlier to occur of: (i) the full payment of all amounts due to the Investors under the Notes by repayment in accordance with the terms of the Notes or (ii) the conversion of fifty percent (50%) of the principal face value of Notes into shares of Common Stock in accordance with the terms of the Notes (the date of earlier to occur of such two events being referred to as the “Release Date”), all parties hereto (including the Investor Representative on behalf of all Investors) shall notify the Escrow Agent to such effect in writing.  Upon receipt of such written notice, the Escrow Agent shall return all Escrow Materials to the Principal Stockholder, whereupon any and all rights of Investor Representative and the Investors in the Escrow Materials shall be terminated.  Notwithstanding anything to the contrary contained herein, upon the Release Date, this Agreement and the Investors’ rights in and to the Escrow Shares shall terminate.

Section 1.04          Compensation.  For services rendered pursuant to this Agreement, the Company shall pay a documentation fee to the Escrow Agent of $1,000.00 out of the proceeds of the Financing Transaction.

ARTICLE II.
REPRESENTATIONS OF THE PRINCIPAL STOCKHOLDER

Section 2.01          Representations and Warranties. The Principal Stockholder hereby represents and warrants to the Investors and the Investor Representative as follows:

(a)           The Principal Stockholder is the record and beneficial owner of the Escrow Shares placed into escrow and owns the Escrow Shares, free and clear of all pledges, liens, claims and encumbrances, except encumbrances created by this Agreement. There are no restrictions on the ability of the Principal Stockholder to transfer the Escrow Shares, other than transfer restrictions under the Lock-Up Agreement and/or applicable federal and state securities laws.

(b)           The performance of this Agreement and compliance with the provisions hereof will not violate any provision of any law applicable to the Principal Stockholder and will not conflict with or result in any material breach of any of the terms, conditions or provisions of, or constitute a default under the terms of the certificate of incorporation or by-laws of the Principal Stockholder, or any indenture, mortgage, deed of trust or other agreement or instrument binding upon the Principal Stockholder or affecting the Escrow Shares or result in the creation or imposition of any lien, charge or encumbrance upon, any of the properties or assets of the Principal Stockholder, the creation of which would have a material adverse effect on the business and operations of the Principal Stockholder. No notice to, filing with, or authorization, registration, consent or approval of any governmental authority or other person is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by the Principal Stockholder, other than those already obtained. Upon the transfer of the Escrow Shares to the Investors pursuant to this Agreement, the Investors will be the record and beneficial owners of all of such shares and have good and valid title to all of such shares, free and clear of all encumbrances.

ARTICLE III.
ESCROW AGENT

Section 3.01          The Escrow Agent’s duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, the Principal Stockholder, the Investor Representative and the Escrow Agent.

Section 3.02          The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith and in the absence of gross negligence, fraud or willful misconduct, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent’s attorneys-at-law shall be conclusive evidence of such good faith, in the absence of gross negligence, fraud or willful misconduct.

Section 3.03          The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

Section 3.04          The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver any documents or papers deposited or called for thereunder in the absence of gross negligence, fraud or willful misconduct.

Section 3.05          The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary to properly advise the Escrow Agent in connection with the Escrow Agent’s duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor which shall be paid by the Escrow Agent.

Section 3.06          The Escrow Agent’s responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by giving written notice to the Company and the Investors. In the event of any such resignation, the Investors and the Company shall appoint a successor Escrow Agent and the Escrow Agent shall deliver to such successor Escrow Agent any escrow funds and other documents held by the Escrow Agent.

Section 3.07          If the Escrow Agent reasonably requires other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall use its best efforts to join in furnishing such instruments.

Section 3.08          It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or the Escrow Shares or Escrow Materials held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent’s sole discretion (1) to retain in the Escrow Agent’s possession without liability to anyone all or any part of said documents or the Escrow Shares until such disputes shall have been settled either by mutual written agreement of the parties concerned by a final order, decree or judgment or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the Escrow Shares and any other property and documents held by the Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in the City of New York, Borough of Manhattan, in accordance with the applicable procedure therefor.

Section 3.09          The Company agrees to indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, fraud or willful misconduct of the Escrow Agent.

ARTICLE IV.
MISCELLANEOUS

Section 4.01          Investor Representative Status.  Investor Representative hereby represents and warrants to the Company, the Principal Stockholder and the Escrow Agent that, pursuant to the terms of the Purchase Agreement, it is the lawful agent and attorney-in-fact of each of the Investors and has the due power and authority to act on behalf of the Investors under this Agreement.

Section 4.02          Waiver.  No waiver of, or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

Section 4.03          Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s fax machine).  If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 4.02), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender).  All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable.

If to Escrow Agent:

Escrow, LLC
215 Mockingbird Lane
Warrenton, VA  20186
Attention: Johnnie L. Zarecor
Telephone: (540) 347-2212
Fax: (540) 347-2291

If to the Company or the Principal Stockholder:

c/o Yantai Bohai Pharmaceuticals Group Co. Ltd.
No. 9 Daxin Road, Zhifu District
Yantai, Shandong Province, China
Attention: Hongwei Qu
Fax Number: +86-0535-6763559

With a copy to (which shall not constitute notice):

Ellenoff Grossman & Schole LLP
150 East 42nd Street, 11th Floor
New York, NY 10017
Attention: Barry I. Grossman, Esq.
Fax No.: (212) 370-7889

If to the Investor Representative:

Euro Pacific Capital, Inc.
88 Post Road West, 3rd Floor
Westport, CT 06880
Attention: Mr. Thomas Tan
Fax Number: (203) 662-9771

With a copy to (which shall not constitute notice):

Pillsbury Winthrop Shaw Pittman LLP
2300 N Street N.W.
Washington, DC  20037
Attention:  Louis A. Bevilacqua, Esq.
Fax No.:  (202) 663-8007

or to such other address and to the attention of such other person as any of the above may have furnished to the other parties in writing and delivered in accordance with the provisions set forth above.

Section 4.04               Successors and Assigns.  This Escrow Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

Section 4.05              Entire Agreement; Amendment.  This Agreement contains the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) among the parties with respect to such subject matter.  This Escrow Agreement may not be modified, changed, supplemented, amended or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.  Notwithstanding anything to the contrary in this Agreement, none of the provisions of Article I hereof or this Section 4.4 may be modified, changed, supplemented, amended or terminated, nor may any such provision be waived, without the prior written consent of the Investors holding a majority of the Preferred Shares as of the date of such modification, change, supplement, amendment, termination or waiver (based on the aggregate number of Preferred Shares held by all of the Investors as of the date of such modification, change, supplement, amendment, termination or waiver).

Section 4.06              Headings.  The section headings contained in this Agreement are inserted for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate. References to the singular shall include the plural and vice versa.

Section 4.07              Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Securities Escrow and Pledge Agreement as of date first written above.

COMPANY:

LINK RESOURCES INC.

By:	/s/ Anthony Zaradic
Name: Anthony Zaradic
Title: President

INVESTOR REPRESENTATIVE:

EURO PACIFIC CAPITAL, INC.

By:	/s/Gordon McBean
Name: Gordon McBean
Title: Head of Capital Markets

PRINCIPAL STOCKHOLDER:

GLORY PERIOD LIMITED

By:	/s/ Hongwei Qu
Name: Hongwei QU
Title: President

ESCROW AGENT:

ESCROW, LLC

By:	/s/ Johnnie Zarecor
Name: Johnnie Zarecor
Title: Vice President